UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 16, 2007

Sydys Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51727	98-0418961
(Commission File Number)	(IRS Employer Identification No.)

7 Orchard Lane, Lebanon, NJ 08833
(Address of Principal Executive Offices) (Zip Code)

(908) 236-9885
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007, Sydys corporation (the “Company,” “we” or “us) appointed Darren Breitkreuz to serve as a director of the Company. In connection with his appointment, we expect to grant to Mr. Breitkreuz options to purchase 250,000 shares of our common stock at an exercise price of $1.00 per share.

Section 8 - Other Events

Item 8.01 Other Events.

On April 16, 2007, we effected a reverse split of our common stock, $0.001 par value per share, at a ratio of one-for-three, resulting in the stockholders receiving one share of common stock for every three shares of common stock owned as of April 16, 2007, the record date. In accordance with applicable Nevada law, in connection with the reverse split, we correspondingly reduced the number of shares of common stock we are authorized to issue. After giving effect to the foregoing, there are 21,727,498 issued and outstanding shares of common stock and 33,333,333 shares of common stock authorized for issuance. The Company’s new ticker symbol is SYYC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Change filed pursuant to the Nevada Revised Statutes Section 78.209

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sydys Corporation

Date: April 20, 2007	By:	/s/ Kenneth J. Koock
Kenneth J. Koock
President and Chief Executive Officer

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